Exhibit 99.2

NEWS RELEASE

HECLA ANNOUNCES LAUNCH OF ALL CASH OFFER TO ACQUIRE U.S. SILVER CORPORATION FOR CDN$1.80 PER COMMON SHARE

Highlights of the Hecla Offer:

•	All-cash offer of CDN$1.80 for each U.S. Silver common share provides significant, immediate and certain value and liquidity to U.S. Silver common shareholders.
•
Premium of over 23% over the closing price of U.S. Silver common shares on July 24, 2012 and a premium of 30% over the U.S. Silver 20-day volume weighted average common share price as at July 24, 2012 on the TSX.

•	Offer for each common share also represents a premium of 28% to the imputed offer price of CDN$1.41 under the proposed merger with RX Gold & Silver, as at July 24, 2012.
•	Simultaneous and inter-conditional offers to acquire each outstanding common share as well as each U.S. Silver purchase warrant for CDN$0.205 (its “in the money” amount).
•	Offers not subject to financing; Hecla has sufficient cash on hand to complete the offers.
•
Hecla Offer conditional upon the RX proposal not proceeding or such transaction otherwise terminating; U.S. Silver shareholders need to REVOKE proxies voted for the proposed RX Gold & Silver transaction (if your shares have been previously voted for it) and vote AGAINST it immediately, before the August 2, 2012 proxy submission deadline.

COEUR D’ALENE, IDAHO, July 26, 2012 -- Hecla Mining Company (NYSE:HL) (“Hecla”) announced today that an indirect wholly owned subsidiary has formally commenced offers to acquire all of the outstanding common shares of U.S. Silver Corporation (“U.S. Silver”) for CDN$1.80 per common share in cash and to acquire each outstanding common share purchase warrant for CDN$0.205 (its “in the money” amount based on such price per common share) (together, the “Hecla Offer”).

“The all-cash Hecla Offer provides certainty of value and immediate liquidity at an attractive premium for U.S. Silver shareholders,” said Hecla’s President and Chief Executive Officer, Phillips S. Baker, Jr. “To capitalize on the Hecla Offer and receive what is, by any measure, superior value relative to the RX proposal, U.S. Silver shareholders need to act quickly and follow a three step process.”

For the Hecla Offer to be successful, U.S. Silver common shareholders should:

1)	REVOKE any proxies they may have voted for the proposed RX Gold & Silver transaction;
2)	Vote AGAINST the proposed RX Gold & Silver transaction immediately, before the August 2, 2012 proxy submission deadline; and
3)	TENDER their common shares and/or warrants to the Hecla Offer.

U.S. Silver shareholders with questions about the Hecla Offer can contact Hecla’s information agent, MacKenzie Partners Inc., at 1-800-322-2885.

Hecla Offer Provides Superior Value

Hecla believes its offers for U.S. Silver constitutes a “superior proposal” relative to the proposed U.S. Silver and RX Gold & Silver transaction for the following reasons:

•
The Hecla Offer to purchase all of the issued and outstanding common shares of U.S. Silver for CDN$1.80 per share in cash represents a premium of over 23% to the CDN$1.46 closing price of U.S. Silver common shares on the TSX on July 24, 2012 and a premium of 28% to the imputed offer price of CDN$1.41 under the RX Proposal, as at the same date;

•	The Hecla Offer will eliminate integration and dilution risk to U.S. Silver shareholders associated with the proposed merger with RX Gold & Silver and any subsequent capital needs;

•	Hecla is offering to acquire each outstanding common share purchase warrant for CDN$0.205 (its “in the money” amount); and

•
After successful completion of the Hecla Offer, Hecla will offer to pay holders of U.S. Silver options (vested or not) for the cancellation of their options the greater of: (a) their “in the money amount” or (b) CDN$0.01 per option in cash.

Background to the Hecla Offer

In June, the U.S. Silver Board of Directors approved a proposed business combination between U.S. Silver and RX Gold & Silver. Shareholders of U.S. Silver are scheduled to vote on the proposed transaction at a special meeting of U.S. Silver shareholders, currently scheduled for August 7, 2012.

Early on Monday, July 23, 2012, Hecla approached the Board of Directors of U.S. Silver to discuss the Hecla Offer and, at that time, expressed a strong desire to enter into a friendly transaction supported by the Board of Directors of U.S. Silver at CDN$1.80 per common share. Hecla and U.S. Silver engaged in discussions; however, the two companies were unable to reach an agreement on how best to proceed on a timely basis. Given this impasse and the rapidly approaching meetings on the proposed RX Gold & Silver transaction, Hecla believes it was compelled to make its offer directly to holders of U.S. Silver common shares and warrants and provide them with the opportunity to receive what it believes is superior consideration for their shares.

Further Details of the Hecla Offer

The Hecla Offer constitutes two offers: 1) an offer to purchase all of the outstanding common shares of U.S. Silver for CDN$1.80 in cash, and 2) an offer to purchase each outstanding common share purchase warrant for CDN$0.205 (its “in the money” amount). The two offers are inter-conditional. The offers are not subject to any financing conditions. Hecla has sufficient cash to pay for the consideration payable under the offers and associated expenses.  At March 31, 2012, Hecla had US$279 million in cash and equivalents and no bank debt.

The Hecla Offer was commenced by way of a newspaper advertisement, to be followed by way of a formal offer and take-over bid circular that will be mailed to holders of U.S. Silver common shares and warrants as soon as possible, once U.S. Silver makes a list of holders of shares and a list of holders of warrants available.  Hecla requested such lists on July 25, 2012.   The Hecla Offer is subject to usual and customary conditions, including receipt of all required regulatory approvals, not less than 66 2/3% of the U.S. Silver common shares being deposited under the Hecla Offer and not withdrawn, and Hecla and U.S. Silver not agreeing to proceeding with the acquisition of U.S. Silver by Hecla by way of a negotiated plan of arrangement. The Hecla Offer is also conditional on the RX Gold & Silver proposal not being approved by the shareholders of U.S. Silver or such transaction otherwise being terminated and on a sufficient number of common share purchase warrants being tendered in the offer such that Hecla may amend the appropriate warrant indenture to permit a cashless exercise or to cancel the remaining warrants for their “in the money” amount.

Hecla believes that its proposal is a “superior proposal” to the RX proposal and is considering remedies that may be available to it in these circumstances. This may include seeking a deferral of the proposed August 7, 2012 special meeting of U.S. Silver shareholders.

Although not part of the Hecla Offer, after the successful completion of the Hecla Offer, Hecla is offering the holders of outstanding options to acquire U.S. Silver common shares the opportunity to cancel their options in consideration of the greater of the “in the money amount” of such option and CDN$0.01.

Further details concerning the Hecla Offer are included in the newspaper advertisement and the formal offer and take-over bid circular. The Hecla Offer will be open for acceptance for at least 35 days following its commencement. Hecla expects to mail the bid circular and related documents relating to the Hecla Offer to the holders of U.S. Silver common shares and warrants in the coming days.

Advisors

Scotiabank is acting as financial advisor to Hecla in connection with the proposed takeover offer and Aird & Berlis LLP as Hecla’s Canadian legal counsel.

About Hecla Mining Company

Established in 1891, Hecla Mining Company is a leading low cash cost silver producer in the U.S. The company has two operating mines and exploration properties in four world-class silver mining districts in the U.S. and Mexico.

Cautionary Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome, production, sales of assets, exploration results and plans, prospects and opportunities including reserves, resources, and mineralization, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political and regulatory risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Cautionary Statements to Investors on Reserves and Resources

The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this release, such as “resource,” “other resources,” and “mineralized materials” that the SEC guidelines strictly prohibit us from including in our filings with the SEC.  U.S. investors are urged to consider closely the disclosure in our Form 10-K and Form 10-Q. You can review and obtain copies of these filings from the SEC's website at www.sec.gov.

For further information, please contact:

Jim Sabala
Sr. Vice President – CFO
208-209-1255

Direct Main:  1-800-HECLA91 (1-800-432-5291)
Email:  hmc-info@hecla-mining.com
Website:  www.hecla-mining.com

U.S. Silver shareholders with questions about the Hecla Offer can also contact Hecla’s information agent, MacKenzie Partners Inc., at 1-800-322-2885.